Exhibit (a)(1)(i)

FORM OF NOTICE OF ACCEPTANCE OF

OPTIONS FOR AMENDMENT

Electronics For Imaging, Inc. hereby accepts all of the eligible options properly tendered for amendment with respect to which eligible employees have elected to participate in the offer.